AMENDMENT NO. 1 TO GUARANTY AND SECURITY AGREEMENT

Amendment No. 1, dated as of June 5, 2007 to the Guaranty and security Agreement, dated as of October 24, 2006 (the “Guaranty and Security Agreement”), by The Bombay Company, Inc., BBA Holdings, LLC., Bombay International, Inc. and The Bombay Furniture Company, Inc. (collectively, the “Grantors”) in favor of General Electric Capital Corporation, as administrative agent and collateral agent for the Secured Parties (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Guaranty and Security Agreement.

W i t n e s s e t h:

Whereas, the Borrowers have requested that the Agent amend the Guaranty and Security Agreement as set forth below; and

Whereas, the Lenders and the Agent have approved such amendment;

Now, Therefore, in consideration of the premises and the covenants and obligations contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments to the Guaranty and Security Agreement

(a)  The definition of “Excluded Property” in Section 1.1 of the Guaranty and Security Agreement is hereby amended in its entirety as follows:

“Excluded Property” means any Permit, license, contract, instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than the Borrowers and their Affiliates as a condition to the creation by such Grantor of a Lien thereon, or any Permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law; provided, however, “Excluded Property” shall not include any proceeds, substitutions or replacements of Excluded Property (unless such proceeds, substitutions or replacements would constitute Excluded Property) or any Lease or Leasehold.

(b)  Section 1.1 of the Guaranty and Security Agreement is hereby amended by inserting the following definitions of “Lease” and “Leasehold” in their appropriate alphabetical order:

“Lease” means any lease or other agreement, no matter how styled or structured, pursuant to which any Borrower is entitled to the use or occupancy of any space.

“Leasehold” means any lease, leasehold estate or interest of any Borrower in each of the properties at or upon which any such Borrower conducts business, offers any Inventory for sale, or maintains any of the Collateral, whether or not for retail sale, together with the Borrower’s interest in any of the improvements and fixtures located upon or appurtenant to each such estate or interest, including, without limitation, any rights of any such Borrower to payment, proceeds or value of any kind or nature realized upon the sale, transfer or assignment of any such estate or interest, whether or not such sale, assignment or transfer occurs during any case commenced under the Bankruptcy Code.

(c)  The definition of “Software” in Section 1.1 of the Guaranty and Security Agreement is hereby deleted in its entirety.

(d)  Section 3.1 of the Guaranty and Security Agreement is hereby amended in its entirety as follows:

“Section 3.1 Collateral. For the purposes of this Agreement, all personal property, tangible and intangible, now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”, which term shall include, without limitation, all of the following:

(a) all accounts;

(b) all inventory, equipment and other goods;

(c) all fixtures;

(d) all documents;

(e) all general intangibles;

(f) all securities accounts and deposit accounts (other than Excluded Deposit Accounts), including Store Accounts, Concentration Accounts, the Cash Collateral Account and all deposits and credits therein;

(g) all investment property; provided, if the grant of a Lien and security interest under this Agreement in investment property consisting of equity interests of an Excluded Foreign Subsidiary of a Grantor would subject a Grantor to a tax on the earnings and profits of such Excluded Foreign Subsidiary under Section 956 of the Internal Revenue Code, then, in such event (and only for so long as such tax would be imposed), not more than sixty-five percent (65%) of the voting equity securities and one hundred percent (100%) of the non-voting equity securities of such Excluded Foreign Subsidiary shall be deemed part of the Collateral and subject to the Lien and security interest of the Administrative Agent granted hereby;

(h) all software;

(i) all letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and chattel paper (including electronic chattel paper and tangible chattel paper);

(j) all supporting obligations with respect to any of the foregoing;

(k) all books, records, and information relating to any of the foregoing and/or to the operation of any Grantor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained;

(l) all commercial tort claims;

(m) all money or other assets of such Grantor, including without limitation all money and assets of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash; and

(n) all Leases and Leaseholds;

(o) to the extent not otherwise included, all proceeds of the foregoing including the proceeds of insurance, all property or money resulting from the Sale of any of the foregoing and all other rights to payment not included in the foregoing;

provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.”

(e)  Section 4.1 of the Guaranty and Security Agreement is hereby amended in its entirety to read as follows:

“Section 4.1 Title; No Other Liens. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments and investment property and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien (except for Permitted Liens).”

(f)  Section 4.2 of the Guaranty and Security Agreement is hereby amended as follows:

(i) by deleting “and” immediately preceding (iii) and by inserting “ and (iv) in the case of Leases and Leaseholds, compliance with applicable state law for the perfection of such Lien” immediately following “electronic chattel paper”

(ii) by inserting the following language at the end of the section, immediately preceding the period: “; it being understood that, subject to the Intercreditor Agreement, the Administrative Agent will not seek to perfect its Lien in Leases and Leaseholds absent the occurrence of an Event of Default and, following the occurrence and during the continuation of an Event of Default, and as requested by the Administrative Agent, Borrowers shall endeavor to take such action as may reasonably be necessary to perfect the Administrative Agent’s Lien in Leases and Leaseholds”

(g)  Section 5.1 of the Guaranty and Security Agreement is hereby amended by inserting Section 5.1(d), immediately following Section 5.1(c) as follows:

“(d) Such Grantor shall not authorize or permit any assignment, pledge, Lien, security interest, encumbrance, restriction or any hypothecation of any Lease or Leasehold, except as shall be permitted under the Credit Agreement”.

(h)  Section 5.4(b) of the Guaranty and Security Agreement is hereby amended in its entirety to read as follows:

“(b) Such Grantor shall not grant “control” (within the meaning of such term under Article 90306 of the UCC) over any investment property or deposit account to any Person other than the Administrative Agent, except as otherwise contemplated by the Intercreditor Agreement.”

(i)  The following sentence is added at the end of Section 6.4 is amended in its entirety to read as follows: “The proceeding provisions of this Section are subject to the Intercreditor Agreement, and in the event of any conflict the provisions of the Intercreditor Agreement shall control.

Section 2.	Grant of Security Interest in Collateral

Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (as defined in the Guaranty and Security Agreement) of such Grantor, hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, that, if and when any property that at any time constituted Excluded Property becomes Collateral, the Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.

Section 3.	Reference to the Effect on the Loan Documents

(a)  As of the date hereof, each reference in the Guaranty and Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Guaranty and Security Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Guaranty and Security Agreement as modified hereby, and this Amendment and the Guaranty and Security Agreement shall be read together and construed as a single agreement.

(b)  Except as expressly modified hereby, all of the terms and provisions of the Guaranty and Security Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d)  This Amendment shall be deemed a Loan Document.

Section 4.	Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterpart (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.	Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

Section 6.	Section Titles

The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 7.	Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 8.	Severability

The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 9.	Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the Lenders, the other parties hereto and their respective successors and assigns.

Section 10.	Waiver of Jury Trial

Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

The Bombay Company, Inc.,
                                as Grantor

By:__________________________
                                Name:
                                Title:

BBA Holdings, LLC,
                                as Grantor

By:__________________________
                                Name:
                                Title:

Bombay International, Inc.,
                                as Grantor

By:__________________________
                                Name:
                                Title:

The Bombay Furniture Company, Inc.,
                                as Grantor

By:__________________________
                              Name:
                                Title:

Accepted and Agreed
as of the date first above written:

General Electric Capital corporation,
as Administrative Agent

By:___________________________
Name:
Title: